                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  August 28, 1996



                           AAMES FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                    0-19604                   95-4340340
(State or other jurisdiction        (Commission              (I.R.S. employer
      of incorporation)             file number)          identification number)



      3731 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA              90010
         (Address of principal executive offices)                (Zip code)

                                 (213) 351-6100
              (Registrant's telephone number, including area code)

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (b)      Pro Forma Financial Information:
                      (1)  Report of Independent Accountants.
                      (2) Supplementary Financial Statements containing information required pursuant to Article 11 of Regulation S-X.

        (c)  Exhibits.

             2.1 Agreement and Plan of Reorganization, dated as of August 12, 1996, as amended by Amendment No. 1, dated August 28, 1996 (as amended, the "Agreement"), by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Aames Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Aames ("Merger Sub"), One Stop Mortgage, Inc., a Wyoming corporation ("One Stop") and
                        Neil B. Kornswiet.*

             23.1       Consent of KPMG Peat Marwick LLP*

             23.2       Consent of Price Waterhouse LLP

             99.1 Press Release issued August 12, 1996 with respect to the merger of Merger Sub with and into One Stop.*

         __________

         * Previously filed.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                  AAMES FINANCIAL CORPORATION
                                  (REGISTRANT)


Dated: September 13, 1996          By: /s/ BARBARA S. POLSKY
                                       ________________________________________
                                       Barbara S. Polsky, Esq.
                                       Senior Vice President and General Counsel

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Stockholders of
Aames Financial Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects the financial position of Aames Financial Corporation and its Subsidiaries (the "Company") at June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, the Company adopted an accounting standard that changed its method of accounting for mortgage servicing rights for the year ended June 30, 1996.

As described in Note 1 on August 28, 1996, the Company merged with One Stop Mortgage Inc. in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive effect of the merger.

In our opinion, based upon our audits and the report of other auditors, the accompanying supplementary consolidated balance sheet and the related supplementary consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Aames Financial Corporation and its subsidiaries (the "Company") at June 30, 1996 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of One Stop Mortgage, Inc., which statements reflect total assets of $127 million at June 30, 1996, and total revenues of $7 million for the year ended June 30, 1996. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for One Stop Mortgage, Inc., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP

Los Angeles, California
August 28, 1996

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTARY CONSOLIDATED BALANCE SHEETS

                                                                        JUNE 30             JUNE 30,
                                                                         1996                 1995
                                                               -------------------  --------------------



ASSETS

Cash and cash equivalents                                             $ 23,941,000          $ 20,359,000
Loans held for sale, at cost which approximates market                 186,189,000            24,132,000
Accounts receivable, less allowance for
  doubtful accounts of  $473,000 and $360,000                            9,685,000             6,090,000
Excess servicing receivable                                            129,113,000            42,078,000
Mortgage servicing rights                                               10,902,000
Residual assets                                                         44,676,000            14,882,000
Equipment and improvements, net                                          6,674,000             2,063,000
Prepaid and other                                                       10,295,000             5,019,000
                                                               -------------------  --------------------
  Total assets                                                        $421,475,000          $114,623,000
                                                               ===================  ====================

LIABILITIES AND STOCKHOLDERS'  EQUITY

Borrowings                                                            $138,045,000          $ 23,144,000
Revolving warehouse facilities                                         112,363,000
Accounts payable and accrued expenses                                   11,859,000             6,141,000
Accrued compensation and related expenses                                3,948,000             1,703,000
Income taxes payable                                                    21,831,000             3,588,000

                                                               -------------------  --------------------
  Total liabilities                                                    288,046,000            34,576,000
                                                               -------------------  --------------------


Commitments and Contingencies (Note 6)

Stockholders' equity:
Preferred Stock, par value $.001 per share, 1,000,000 shares authorized; none outstanding

Common Stock, par value $.001 per share 50,000,000
        and 10,000,000 shares authorized; 15,896,900,
        and 13,221,000 shares outstanding                                   16,000                14,000
Additional paid-in capital                                              88,142,000            61,864,000
Retained earnings                                                       45,271,000            18,169,000
                                                               -------------------  --------------------
  Total stockholders' equity                                           133,429,000            80,047,000
                                                               -------------------  --------------------
  Total liabilities and stockholders' equity                          $421,475,000          $114,623,000
                                                               ===================  ====================




The accompanying notes are an integral part of these financial statements.

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTARY CONSOLIDATED STATEMENTS OF INCOME

                                                             TWELVE MONTHS ENDED
                                                                 JUNE 30
                                             -----------------------------------------------
                                                1996              1995              1994
                                             -----------   ------------------   ------------
Revenue:

     Excess servicing gain                   $ 85,465,000     $ 22,954,000     $  8,101,000
     Commissions                               19,880,000       15,799,000       16,432,000
     Loan service                              18,185,000        8,246,000        6,099,000
     Fees and other                            15,345,000        7,940,000        5,595,000

                                             ------------ ---------------- ----------------
         Total revenue                        138,875,000       54,939,000       36,227,000
                                             ------------ ---------------- ----------------

Expenses:

     Compensation and related expenses         38,052,000       17,610,000       13,616,000
     Sales and advertising costs               18,362,000        9,906,000        7,891,000
     General and administrative expenses       17,791,000        7,067,000        5,415,000
     Interest expense                          12,371,000        3,205,000          322,000

                                             ------------ ---------------- ----------------
         Total expenses                        86,576,000       37,788,000       27,244,000
                                             ------------ ---------------- ----------------


Income before income taxes                     52,299,000       17,151,000        8,983,000
Provision for income taxes                     22,508,000        7,117,000        3,684,000
                                             ------------ ---------------- ----------------
Net income                                   $ 29,791,000     $ 10,034,000     $  5,299,000
                                             ============ ================ ================

Net income per share

            Primary                          $       1.78     $       1.11     $       0.61
                                             ============ ================ ================
            Fully Diluted                            1.71             1.11             0.61
                                             ============ ================ ================

Weighted average number
of shares outstanding

            Primary                            16,766,000        9,021,000        8,751,000
                                             ============ ================ ================
            Fully Diluted                      18,135,000        9,021,000        8,751,000
                                             ============ ================ ================

The accompanying notes are an integral part of these financial statements.

             SUPPLEMENTARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK      ADDITIONAL PAID-IN        RETAINED             TOTAL
                                                                      CAPITAL              EARNINGS
AS OF JUNE 30, 1993                                 $ 6,000          $  9,522,00         $  6,322,000     $ 15,850,000
          Issuance of common stock                    3,000           12,260,000                            12,263,000
          Dividends                                                                      $ (1,743,000)    $ (1,743,000)
          Net income                                                                        5,299,000        5,299,000

AS OF JUNE 30, 1994                                   9,000           21,782,000            9,878,000       31,669,000
          Issuance of common stock                    5,000           40,082,000                            40,087,000
          Dividends                                                                      $ (1,743,000)     $(1,743,000)
          Net income                                                                       10,034,000       10,034,000

AS OF JUNE 30, 1995                                  14,000           61,864,000           18,169,000       80,047,000
          Proceeds from sale of stock
            or exercise of options                                     2,064,000                             2,064,000
          Shares issued in merger
            transaction                               2,000               (2,000)
          Dividends                                                                      $ (2,689,000)    $ (2,689,000)
          Issuance of common
            stock warrants                                            24,216,000                            24,216,000
          Net income                                                                       29,791,000       29,791,000

AS OF JUNE 30, 1996                                 $16,000          $84,142,000          $45,271,000     $133,429,000

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
              SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     FISCAL YEARS ENDED JUNE 30,

                                                               -------------------------------------------------------------------
                                                                      1996                      1995                     1994
                                                                      ----                      ----                     ----
Operating activities:
     Net income                                                   $  29,791,000             $  10,034,000         $   5,299,000
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
         Depreciation and amortization                                1,275,000                   606,000               466,000
         Deferred income taxes                                       15,369,000                 3,972,000               (69,000)
         Excess servicing gain                                     (103,975,000)              (33,891,000)           (9,690,000)
         Excess servicing amortization                               16,940,000                 4,402,000             2,693,000
         Mortgage servicing rights originated                       (11,759,000)
         Mortgage servicing rights amortization                         857,000
         Loans originated or purchased                           (1,215,596,000)             (387,600,000)         (190,200,000)
         Proceeds from sale of loans                              1,052,580,000               373,609,000           180,235,000
         Changes in assets and liabilities:
                     (Increase) decrease in:
            Accounts receivable                                      (3,595,000)               (2,663,000)           (1,415,000)
            Prepaid and other                                        (5,276,000)               (2,217,000)             (900,000)
            Residual assets                                         (29,794,000)               (8,691,000)           (4,228,000)
            Increase (decrease) in:
            Accounts payable and accrued expenses                     5,718,000                   534,000             2,755,000
            Accrued compensation and related expenses                 2,246,000                   581,000               435,000
            Income taxes payable                                      2,874,000                (2,051,000)              762,000
                                                                  -------------             -------------         -------------
Net cash used in operating activities                              (241,634,000)              (43,375,000)          (13,857,000)
                                                                  -------------             -------------         -------------

Investing activities:
      Purchases of property and equipment                            (4,611,000)                 (988,000)             (870,000)
                                                                  -------------             -------------         -------------
Net cash used in investing activities                                (4,611,000)                 (988,000)             (870,000)
                                                                  -------------             -------------         -------------

Financing activities:
     Proceeds from sale of stock or exercise of options              26,278,000                40,087,000            12,263,000
     Proceeds from borrowing                                        115,000,000                23,000,000             2,900,000
     Amounts outstanding under warehouse facilities                 112,363,000                (9,675,000)            9,675,000
     Dividends paid                                                  (2,689,000)               (1,743,000)           (1,743,000)
     Payments on bank notes and long term debt                         (414,000)               (3,460,000)             (240,000)
                                                                  -------------             -------------         -------------
Net cash provided by  financing activities                          250,538,000                48,209,000            22,855,000
                                                                  -------------             -------------         -------------
Net increase (decrease) in cash                                       3,582,000                 3,846,000             8,128,000
Cash and cash equivalents at beginning of period                     20,359,000                16,513,000             8,385,000
                                                                  -------------             -------------         -------------
Cash and cash equivalents at end of period                        $  23,941,000             $  20,359,000         $  16,513,000
                                                                  =============             =============         =============

Supplemental disclosures:
     Interest paid                                                $   6,633,000             $   3,225,000         $     333,000
     Taxes paid                                                       4,354,000                 4,843,000             2,991,000

The accompanying notes are an integral part of these financial statements.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                   Aames Financial Corporation and Subsidiaries

Note 1            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  MERGER AND BASIS OF PRESENTATION

                  On August 28, 1996, Aames Financial Corporation, a Delaware corporation ("Aames") acquired One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"), in a merger transaction. Aames exchanged 2.3 million shares of its common stock for all of the outstanding common stock of One Stop and assumed the outstanding employee stock options covering 375,000 shares of Aames common stock. The merger transaction has been accounted for as a pooling of interests. On or about November 15, 1996, Aames will restate its historical financial statements to reflect the pooling-of-interests transaction. These restated financial statements will resemble the supplementary combined financial statements in all material respects. These supplementary consolidated financial statements are presented to provide the reader with an understanding of the combined historical results of Aames and One Stop.

                  OPERATIONS

                  Aames and its subsidiaries (collectively, the "Company") engage in the consumer finance business by offering or purchasing mortgage loans for homeowners throughout the United States. The Company also functions as an insurance agent and mortgage trustee through certain of its subsidiaries. The Company's market is borrowers who have significant equity in their homes but whose borrowing needs are not being met by traditional financial institutions. The Company's business includes originating (funding and brokering), purchasing, selling and servicing mortgage loans primarily secured by single-family (i.e., one- to four-family) residences. Loans originated or purchased by the Company are primarily extended on the basis of the equity in the borrower's property and, to a lesser extent, the creditworthiness of the borrower. The aggregate outstanding balances of loans serviced by the Company was $1.37 billion and $609 million at June 30, 1996 and June 30,1995, respectively (which include $456 million and $152 million of loans at June 30, 1996 and June 30, 1995, respectively, serviced for the Company by unaffiliated subservicers under subservicing agreements).

                  The Company's ability to continue to originate and purchase loans is dependent, in part, upon its ability to securitize and sell loans in the secondary market in order to generate cash proceeds for new originations and purchases. The value of and market for the Company's loans are dependent upon a number of factors, including general economic conditions, interest rates and governmental regulations. Adverse changes in such factors may affect the Company's ability to purchase or sell loans for acceptable prices within a reasonable period of time.

                  A prolonged, substantial reduction in the size of the secondary market for loans of the types originated and purchased by the Company may adversely affect the Company's ability to securitize and sell loans with a consequent adverse impact on the Company's profitability and ability to fund future originations and purchases which could have a material adverse effect on the Company's financial position and results of operations.

                  In addition, in order to gain access to the secondary market, the Company has relied on monoline insurance companies to provide financial guarantee insurance on the senior interests in the real estate mortgage investment conduit ("REMIC") trusts established by the Company. Any substantial reduction in the size or availability of the secondary market for the Company's loans or the unwillingness of monoline insurance companies to provide financial guarantee insurance for the senior interests in REMIC trusts could have a material adverse effect on the Company's financial position and results of operations.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                   Aames Financial Corporation and Subsidiaries

                  PRINCIPLES OF CONSOLIDATION

                  The supplementary combined financial statements include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation. As previously discussed, these supplemental combined financial statements reflect how Aames' consolidated financial statements will look following the restatement to reflect the merger with One Stop.

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CASH IN TRUST

                  The Company services loans on behalf of customers. In such capacity, certain monies are collected and placed in segregated trust accounts, which totaled $26.8 million and $10.9 million at June 30, 1996 and June 30, 1995, respectively. These accounts and corresponding liabilities are not included in the accompanying balance sheet.

                  EQUIPMENT AND IMPROVEMENTS

                  Equipment and improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are being recorded utilizing straight-line and accelerated methods over the following estimated useful lives:

                    Furniture                            Five to seven years
                    Leasehold improvements               Shorter of five years or lease term
                    Equipment under capital leases       Five years
                    Automobiles                          Five years
                    Data processing equipment            Five years

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    Aames Financial Corporation and Subsidiaries

                  REVENUE RECOGNITION

                  The Company derives its revenue principally from servicing spreads, premiums on sales, commissions from the origination of the loans, insurance commissions, closing fees, prepayment fees and fees charged for services such as appraisals and underwriting. Loans originated through the Company's retail branch network or purchased from correspondents, investment banks or brokers are funded by the Company for pooling and sale in the secondary market, brokered to other financial institutions on a servicing released basis or placed with private investors. Revenue from loans pooled and sold in the secondary market is recognized when such loans are sold. Revenue from loans funded by private investors is recognized as income when escrow closes on the loan and the funds are disbursed. Revenue from loans brokered and financial institutions is recognized at the date of settlement and is based upon the difference between the selling price and the carrying value of the related loans sold. The Company retains the right to service all loans securitized by the Company, held by the Company or placed with private investors. The Company receives a fee for servicing such loans based on a fixed percentage of the declining principal balance. A servicing spread is retained by the Company from the monthly payments made by the borrowers, a portion of which is accounted for as a normal servicing fee. Loans brokered to other financial institutions are sold on a servicing-released basis.

                  Included in excess servicing gain for June 30, 1996 is $4.6 million of gains on whole loan sales on a servicing released basis.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    Aames Financial Corporation and Subsidiaries

                  During the loan origination process, the Company, its brokers and correspondents negotiate fees, commissions and payment terms to accommodate the borrower's immediate and long-term cash flow needs. To the extent negotiation of the commission rate leads to a higher or lower interest rate on the loan, this will generally have an inverse effect on the servicing spread retained by the Company. Such negotiations result in a wide range of loan servicing spreads retained by the Company.

                  Commission revenue on retail loan originations and related direct origination costs are deferred until the related loan is sold. Upon sale of the loan, the deferred commissions are recognized as commission revenue in the Consolidated Statements of Income and deferred origination costs are recognized in the applicable expense classification.

                  The accounting practice employed by the Company, whereby it accounts for a portion of the servicing spread as a normal servicing fee has the effect of normalizing the loan servicing revenues recognized by the Company derived from the long-term servicing of loans originated or purchased by the Company and pooled and sold in the secondary market on a servicing-retained basis, or placed with private investors. An excess loan servicing gain or loss is recorded to account for the difference between the servicing spread retained by the Company and the normal servicing fee that is determined by the Company taking into account several factors including industry practices. The net present value of that difference (based on certain prepayment and other assumptions to determine an expected life of the loan) is recorded as an excess servicing gain or loss when the loan is sold in a pool or funded by private investors. The gain on sale included in the Consolidated Statements of Income includes these amounts reduced by direct transaction costs. For loans sold in the secondary market, the gain on sale of receivables includes provisions for credit risk obligations retained by the Company. The excess servicing receivable included in the Consolidated Balance Sheets results from the recordation of such initial gains on an aggregate basis adjusted for amortization.

                  As the Company receives cash in the form of the servicing spread it retains (including the normal servicing fee), the excess servicing receivable is reduced in proportion to and over the expected lives of the related loans giving effect to the prepayment assumption utilized in its determination. On a quarterly basis, the Company reviews its prepayment and other assumptions in relation to its actual experience and current rates of prepayment prevalent in the industry. The excess servicing receivable is written down when a shortfall in the net present value of the estimated remaining future excess servicing fee revenue becomes apparent. The excess servicing receivable is not increased as a result of slower than estimated prepayment experience. The Company receives prepayment fees on certain loans if they are paid off before maturity.

                  MORTGAGE SERVICING RIGHTS

                  The Company elected to adopt Statement of Financial Accounting Standard No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS No. 122"), which amends the prior mortgage banking standard for fiscal year 1996. SFAS No. 122 prohibits retroactive application to fiscal years prior to adoption. Accordingly, certain information appearing in the Company's financial statements for fiscal 1995 and before are based on the prior standard and such results are not directly comparable to the results for fiscal 1996. Under SFAS No. 122 the Company recognizes mortgage servicing rights ("MSR's") as assets separate from the mortgage loans to which the MSR's relate based on their respective fair values. In the past, the Company had allocated the entire cost of originating or purchasing a mortgage loan to the carrying value of such mortgage loans. MSR's are amortized over the lives of the loans to which the MSR's relate, reducing servicing income in future periods.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    Aames Financial Corporation and Subsidiaries

                  To the extent that a portion of the total cost of originating or purchasing mortgage loans has been allocated to the MSR's, relatively greater gains were recognized on the securitization and sale of mortgage loans because of the reduction of the Company's basis in such loans. The effect of adopting SFAS No. 122 was to increase the net income of the Company for the Fiscal year ended June 30, 1996 by $5.7 million or $.31 per weighted average share.

                  In order to determine the fair value of the MSR's the Company estimates the expected future net servicing revenue based on common industry assumptions (since market prices for MSR's under comparable servicing sales contracts are not available to the Company), as well as on the Company's historical experience.

                  INCOME TAXES

                  Taxes are provided on substantially all income and expense items included in earnings, regardless of the period in which such items are recognized for tax purposes. The Company uses an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law or rates.

                  RISK MANAGEMENT

                  The Company employs certain risk management strategies to minimize its risk from interest rate fluctuations during the period between the time it originates or purchases loans and the time such loans are sold in the secondary market. The Company securitizes the majority of its loans in the secondary market on a quarterly basis, thus limiting the period of its interest rate risk exposure. These securitzations are structured to allow the Company to sell a specified amount of certain loans for a limited time in the future at an agreed upon price. In addition, the Company regularly reviews the interest rates on its loan products and makes adjustments to rates to reflect market conditions. Additionally, the Company employs a hedging strategy whereby it enters into agreements to sell securities not yet purchased that correlate to securities that are used to index sales of the Company's loans in the secondary market. Gains or losses on these transactions are included in the excess servicing gain at the time the underlying loans are sold. At June 30, 1996, the company had open hedging positions with a notional balance of $70.0 million.

                  CASH AND CASH EQUIVALENTS

                  Cash equivalents, consisting primarily of short-term investments, are considered cash equivalents if they were purchased with an original maturity of three months or less. At June 30, 1996, the Company had $2.2 million held in a restricted account in connection with the sale of a loan pool. These funds were released to the Company in July 1996.

                  LOANS HELD FOR SALE

                  Loans held for sale are carried at the lower of aggregate cost or market value. Market value is determined by current investor yield requirements.

                  RESIDUAL ASSETS

                  In connection with its loan securitization transactions, the Company initially deposits with a trustee, cash or the required overcollateralization amount of loans, and subsequently deposits a portion of the servicing spread collected on the related loans. The amounts set aside ($44.7 million at June 30,1996 and $14.9 million at June 30, 1995) are available for distribution to investors in the event of certain shortfalls in amounts due to investors. These amounts are subject to increase up to maximum subordination amounts as specified in the related securitization documents. Cash amounts on deposit are invested in certain instruments as permitted by the related securitization documents. To the extent amounts on deposit exceed specified levels, distributions are made to the Company and, at the termination of the related REMIC trust, any remaining amounts on deposit are distributed to the Company.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    Aames Financial Corporation and Subsidiaries

                  DEBT ISSUANCE COSTS

                  At June 30, 1996, the Company had a unamortized balance of debt issuance costs of $3.8 million related to the issuance of $23 million of 10.5% Senior Notes due 2002 and the issuance of $115 million of 5.5% Convertible Subordinated Debentures due 2006. This balance is included in "Prepaid assets and other" on the Consolidated Balance Sheets and is amortized into interest expense over the life of the related debt. See note 4 regarding One Stop debt issue costs.

                  EARNINGS PER SHARE

                  Earnings per share of common stock is computed using the weighted average number of shares of common stock outstanding during each period, after giving effect to the shares of common stock issued in connection with the merger the assumed exercise of certain stock options and warrants, and in addition, for fully diluted earnings per share, the conversion of shares related to the Company's 5.5% Convertible Subordinated Debentures due 2006.

                  In May, 1996 the Company's $0.001 par value common stock was split 3 for 2. All references in the accompanying consolidated balance sheets, consolidated statements of earnings and notes to consolidated financial statements to the number of common shares and share amounts have been restated to reflect the stock split.

                  RECLASSIFICATIONS

                  Certain amounts related to 1994 and 1995 have been reclassified to conform to the 1996 presentation.

NOTE 2            Excess Servicing Receivable

                  The excess servicing receivable represents the net present value of the difference between the servicing spread retained by the Company and the normal servicing fee determined by the Company taking into account several factors including industry practices. The amount is amortized over the estimated lives of the loans to which the excess servicing receivable relates.

                  The activity in the excess servicing receivable is summarized as follows:

                                                                           Fiscal Years Ended June 30,
                                                                        1996                   1995                    1994
                    -------------------------------------------------------------------------------------------------------

                    Balance, beginning of year                  $ 42,078,000           $ 12,589,000             $ 5,592,000
                    Excess servicing gain                        103,975,000             33,891,000               9,690,000
                    Amortization of receivable                  (16,940,000)            (4,402,000)              (2,693,000)
                    -------------------------------------------------------------------------------------------------------
                    Balance, end of year                         129,113,000           $ 42,078,000            $ 12,589,000


                  The Company discounts the cash flows on the related loans sold based upon the rates charged to borrowers on such loans adjusted for credit risk obligations retained by the Company. The Company had reserves of $10.2 million and $3.4 million and $959,000 at June 30, 1996, 1995 and 1994, respectively, related to these credit risk obligations, which are netted against the excess servicing receivable. The weighted average rates used to discount the cash flows were 14.7%, 14.5% and 13.7% for the years ended June 30, 1996, 1995, and 1994, respectively. The excess servicing receivable is amortized using the same discount rate used to determine the original excess servicing gain recorded.

                  On a quarterly basis, the Company analyzes its prepayment assumptions in relation to actual prepayment experience on a disaggregated basis, based on loan origination date and type of loan (fixed or adjustable), to determine whether actual prepayment experience has had any impact on the carrying value of the excess servicing receivable.

NOTE 3     Equipment and Improvements
           Equipment and Improvements comprise the following:

                                                                                  Fiscal Years Ended June 30,
                                                                                       1996                1995
           ----------------------------------------------------------------------------------------------------
           Furniture and fixtures                                               $ 4,007,000          $ 1,460,00
           Data processing equipment                                              4,727,000           1,654,000
           Leasehold improvements                                                   241,000             133,000
           Equipment under capital leases                                           806,000             796,000
           Automobiles                                                              256,000             195,000
                                                                                -----------          ----------
             TOTAL                                                               10,037,000           4,238,000
           Accumulated depreciation and
                amortization                                                     (3,363,000)         (2,175,000)
           ----------------------------------------------------------------------------------------------------
           Net                                                                  $ 6,674,000         $ 2,063,000

Note 4     Borrowings

           The Subordinated Convertible Debentures are Subordinated to all existing and future senior debt of the Company (as defined in the Debenture Agreement).

           Borrowings consist of the following:

                                                                                  Fiscal Years Ended June 30,
                                                                                       1996                1995
           ----------------------------------------------------------------------------------------------------
           5.5% Subordinated Convertible Debentures due 2006
           Convertible to 4.1 million shares of common stock of the Company      115,000,000
           at a conversion price of $28 per share.

           10.5% Senior Notes due 2002, collateralized by
           certain residual certificates.  Principal payments
           of $5,750,000 in each of calendar years 1999
           through 2002                                                           23,000,000        $23,000,000


           Obligations under capital leases                                           45,000            144,000
           ----------------------------------------------------------------------------------------------------
                                                                                $138,045,000       $ 23,144,000

           Warehouse Agreements consist of the following:

           Warehouse agreement with investment bank collateralized by           $ 11,026,000
           mortgages/deeds of trust; expires January 1, 1997 with interest at 0.875% over applicable LIBOR rate; total credit available
           $150,000,000. Applicable LIBOR rate was 5 1/2% at June, 1996.

           Revolving warehouse facility with commercial banks
           collateralized by mortgages/deeds of trust; due in December
           1996 with interest at .875 % over applicable LIBOR rate;
           total credit available $100 million. Applicable LIBOR rate was 5.5% at June 30, 1996
           ----------------------------------------------------------------------------------------------------
                                                                                $ 11,026,000

                                                                                   June 30,        December 31,
                                                                                       1996                1995
           ----------------------------------------------------------------------------------------------------

           $250,000,000 revolving warehouse line of credit with an investment bank secured by the loans held for sale,  Interest accrues based on
           LIBOR, which varies based on the outstanding balance of the line
           of credit.  Matures September 1996.                                  $122,765,000

           $5,000,000 unsecured working capital note with an investment bank due September 1996. Interest accrues at 12% and paid monthly.
           Principal due at maturity.                                              2,000,000

           $50,000,000 residual line of credit with an investment bank secured by residual interests in securitizations of the Company loans. Interest accrues on LIBOR, which varies based on the outstanding line of credit. Matures September 1996.

           Prepaid commitment fee related to issuance of common stock
           warrants to investment bank, net of amortization of $788,000          (23,428,000)
           ----------------------------------------------------------------------------------------------------
                One Stop credit facilities                                      $101,337,000
                                                                                ------------
                Total warehouse lines of credit                                 $112,364,000
                                                                                ============


           In June 1996, concurrent with the completion of three new financing agreements, One Stop issued warrants for the purchase of the number of shares of common stock equivalent to 25% of the then outstanding shares of One Stop. These warrants have a 10-year term and are immediately exercisable at a price of $1.00 per share. The excess of the fair market value of the warrant on the data of grant over the exercise price ($24,216,000) has been recorded as a prepaid commitment fee and included as a reduction to the related debt amounts with a corresponding credit to additional paid-in capital. Such commitment fee is being amortized to expenses using the straight-line method over the remaining terms (30 to 36 months) to maturity of the related debt. The Company has received notification that the investment banker intends to terminate all the One Stop financing arrangements as a result of, and subsequent to, the merger with Aames. Upon termination of the financing agreements, the remaining unamortized prepaid commitment fee of $23.4 million would be fully expensed.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT
                                    AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
           Maturities on long-term liabilities are as follows:

                                                                  Obligations
                                                Obligations             Under
                                                      Under           Capital
                                                    Capital      Leases - Net           Notes
           Fiscal Years Ended June 30,               Leases       of Interest         Payable       Total - Net
           ----------------------------------------------------------------------------------------------------

           1997                                    $ 47,000          $ 45,000                     $      45,000
           1998
           ----------------------------------------------------------------------------------------------------
           1999                                                                     5,750,000         5,750,000
           ----------------------------------------------------------------------------------------------------
           2000                                                                     5,750,000         5,750,000
           ----------------------------------------------------------------------------------------------------
           2001                                                                     5,750,000         5,750,000
           ----------------------------------------------------------------------------------------------------
           Thereafter                                                             120,750,000       120,750,000
           ----------------------------------------------------------------------------------------------------
                                                   $ 47,000          $ 45,000    $138,000,000      $138,092,000

           Equipment Under Capital Leases

           Equipment under capital leases is comprised of computer, office and telephone equipment. Accumulated amortization of $758,000 and $685,000 relating to this equipment has been recorded as of June 30, 1996 and 1995, respectively.

NOTE 5     Income Taxes

           The provision for income taxes consisted of the following:

                                                           Fiscal Years Ended June 30,
                                                        1996           1995           1994
             -----------------------------------------------------------------------------
             Current:
             State                               $ 2,212,000       $992,000    $   814,000
             Federal                               6,344,000      2,154,000      2,939,000
             -----------------------------------------------------------------------------
                                                   8,556,000      3,146,000      3,753,000
             Deferred:
             State                                 3,740,000      1,080,000         17,000
             Federal                              10,212,000      2,891,000       (86,000)
             -----------------------------------------------------------------------------
                                                  13,952,000      3,971,000       (69,000)
             -----------------------------------------------------------------------------
                                                 $22,508,000     $7,117,000     $3,684,000


For 1996, 1995, and 1994, the Company's effective income tax rate is computed using the appropriate statutory rates with no significant differences.

The financial statement balances at June 30, 1996 and 1995 are as follows:

           Current taxes payable (receivable)

                                         1996                 1995
                                         ----                 ----

           Federal                      $ 2,668,000       $  (596,000)
           State                            706,000          (321,000)
                                        -----------       -----------

                    Total               $ 3,374,000       $  (917,000)
                                        ===========       ===========

           Deferred taxes payable

           Federal                      $13,451,000       $ 3,240,000
           State                          5,005,000         1,265,000
                                        -----------       -----------

                    Total               $18,456,000       $ 4,505,000
                                        -----------       -----------

           Total tax liabilities        $21,830,000       $ 3,588,000
                                        ===========       ===========

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    AAMES FINANCIAL CORPORATION AND SUBSIDIARIES

           Deferred tax liabilities (assets) are comprised of the following:

                                                  1996                   1995
                                                  ----                   ----

           Excess servicing                      $ 16,850,000        $  5,891,000
           Depreciation                               412,000             216,000
           Mortgage Servicing Rights                5,015,000
                                                 ------------        ------------

           Total deferred tax liabilities          22,277,000           6,107,000
                                                 ------------        ------------


           State taxes                             (2,471,000)           (790,000)
           Vacation accrual                          (298,000)           (233,000)
           Allowance for doubtful accounts           (218,000)           (212,000)
           Other Accruals                            (834,000)           (367,000)
                                                 ------------        ------------

           Total deferred tax assets               (3,821,000)         (1,602,000)
                                                 ------------        ------------

           Valuation allowance

           Net deferred tax liabilities          $ 18,456,000        $  4,505,000
                                                 ============        ============

NOTE 6     Commitments and Contingencies

           OPERATING LEASES

           The Company leases office space under operating leases expiring at various dates through July 2000. In addition, in February 1996 the Company entered into an operating lease for an airplane, which expires February 2006. Total rent expense related to operating leases amounted to $3,152,000, $1,516,000, and $1,411,000, for the years ended June 30, 1996, 1995 and 1994, respectively. Certain leases have provisions for renewal options and/or rental increases at specified increments or in relation to increases in the Consumer Price Index (as defined). As of June 30, 1996, listed below are future minimum rental payments required under non-cancelable operating leases that have initial or remaining terms in excess of one year:

            Fiscal Years Ending June 30,
           ------------------------------------------------
            1997                               $  4,112,000
            1998                                  3,442,000
            1999                                  2,908,000
            2000                                  2,658,000
            2001                                  1,427,000
            Thereafter                            4,157,000
           ------------------------------------------------
                                                $18,704,000

           LITIGATION

           The Company is involved in certain litigation arising in the normal course of its business. The Company believes that any liability with respect to such legal actions, individually or in the aggregate, is not likely to be material to the Company's consolidated financial position or results of operations.

           EMPLOYMENT AGREEMENTS

           The Chief Executive Officer has an employment agreement with the Company expiring on December 31, 1996, which provides for a base compensation plus a bonus equal to 7.5% of the Company's adjusted pre-tax income. The Chief Executive Officer entered into a new employment agreement with the Company which expires on June 30, 2001. The new agreement provides for, commencing January 1, 1997, a base salary, a performance bonus measured against a target return on equity and a discretionary bonus. In addition, certain options were granted thereunder. Under the new agreement, in the event of a termination without cause or in the event of certain changes in control the Company shall pay three years base salary, plus an amount equal to his performance bonuses over the preceding twelve quarters, provided, however, if the termination occurs after January 1, 2000, than he shall receive three years base salary plus an amount equal to his performance bonus over the previous eight quarters.

           The Chief Operating Officer has an employment agreement with the Company expiring on June 30, 2001, which provides for a base salary and a performance bonus measured against a target return on equity. In addition, certain options were granted thereunder. The agreement also provides that, in the event of a termination without cause or in the event of certain changes in control, the Company shall pay two years base salary plus an amount equal to his performance bonus over the previous eight quarters.

           The Chief Executive Officer of One Stop has an employment agreement with the Company expiring on August 2001, subject to extension which provides for a base salary and a performance bonus equal to 7.5% of One Stop's adjusted pretax income. The agreement also provides that, in the event of a termination without cause or in the event of certain changes in control, the Company shall pay three years base salary plus an amount equal to his performance bonus over the previous twelve quarters.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    AAMES FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 7     FAIR VALUE OF FINANCIAL INSTRUMENTS

           The following disclosure of the estimated fair value of financial instruments as of June 30, 1996 is made by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                       Carrying Amount    Estimated Fair Value
           ------------------------------------------------------------------------------------

           Cash and cash equivalents                    $   23,941,000          $   23,941,000
           Loans held for sale                             186,189,000             198,507,000
           Excess Servicing receivable                     129,113,000             129,113,000
           Mortgage servicing rights                        10,902,000              10,902,000

           Amounts outstanding under warehouse
           facilities                                      135,791,000             135,791,000
           Notes payable                                   138,045,000             139,035,000


           The fair value estimates as of June 30, 1996 are based on pertinent information available to management as of the respective dates. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

           The following describes the methods and assumptions used by the Company in estimating fair values:

           Cash and cash equivalents are based on the carrying amount which is a reasonable estimate of the fair value. Loans held for sale are based on current investor yield requirements.

           Amounts outstanding warehouse agreements and notes payable are short term in nature and/or generally bear market rates of interest.

           Excess servicing receivable and mortgage servicing rights are based on the expected future cashflows using common industry assumptions as well as the Company's historical experience.

           The fair value of the Company's borrowings are estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the company for debt of the same remaining maturities.

NOTE 8     401(K) RETIREMENT SAVINGS PLAN

           The Company sponsors a 401(k) Retirement Savings Plan, a defined contribution plan. Substantially all employees are eligible to participate in the plan after reaching the age of 21 and completion of six months of service. Contributions are made from employees' elected salary deferrals. Employer contributions are determined at the beginning of the plan year at the option of the employer. For fiscal years 1996, 1995, and 1994, the Company's contribution to the plan aggregated $252,000, $46,000, and $39,000, respectively.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    AAMES FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 9     STOCKHOLDERS' EQUITY

           Under the Company's 1991 Stock Incentive Plan (the "Plan") a total of 750,000 shares have been reserved for issuance. At June 30, 1996, options to exercise 694,499 shares have been granted at prices ranging from $4.50 to $11.92 per share; 303,550 of these shares have been granted to the Company's Chief Executive Officer at prices ranging from $5.50 to $11.92 per share.

           Under the Company's 1995 stock incentive plan, a total of 1.1 million shares have been reserved for issuance. At June 30, 1996, options to exercise 979,451 have been granted at prices ranging from $11.92 to $41.87 per share. 141,188 have been granted to the Company's Chief Executive Officer at $30.00 per share and 767,250 have been granted to the Company's Chief Operating Officer at prices ranging from $11.92 to $21.50 per share. Additionally the Chief Operating Officer was granted a non-qualified stock option of 447,300 shares at $30.00 per share. These 447,300 shares are not exercisable while he is an officer of the Company.

           During the fiscal year ended June 30, 1996, 159,730 shares have been exercised at prices ranging from $5.00 to $11.92 per share.

           Under the terms of the Merger Agreement, the Company agreed to assume the obligations for outstanding employee stock options of One Stop for 375,000 shares with prices ranging from $.29 to $32.13.

           Options to exercise 40,084 shares were granted to outside directors at prices ranging from $5.50 to $21.50 per share. The Company has outstanding 20,055 warrants to purchase common stock at $6.00 per share. These are exercisable and have certain registration rights. During the fiscal year ended June 30, 1996, 4,333 shares granted to a director were exercised at a price of $5.50 per share. In addition, $129,945 warrants were exercised during the fiscal year ended June 30, 1996 at a price of $6.00 per share.

           On May 6, 1996 the Company declared a three-for-two split of the Company's common stock, payable May 17, 1996 to stockholders of record on May 6, 1996. The split was affected as a dividend of one share of common stock on every three shares of common stock. After giving effect to this stock split, the Company has 13.5 million shares outstanding at June 30, 1996. All share and per share data in the accompanying financial statements are presented to give retroactive effect to the stock split.

           On June 13, 1995, the Company completed the sale of 3.0 million shares of common stock in a public offering. The proceeds to the Company from the offering, net of expenses, were $40.0 million. On July 1, 1993, the Company completed the sale of 1.7 million shares of common stock (including 325,000 shares owned by the Chief Executive Officer) in a public offering. The proceeds to the Company from the offering, net of expenses, were $12.3 million

           The Company's bank agreements generally limit the Company's ability to pay dividends to an amount equal to its net income. In addition, the Company's $23.0 million of 10.5% Senior Notes due 2002 places certain restrictions on additional indebtedness based on the Company's net worth.

NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENT

                                    AAMES FINANCIAL CORPORATION AND SUBSIDIARIES

           RIGHTS AGREEMENT

           In June, 1996, the Board of Directors of the Company declared a dividend distribution of one preferred stock purchase right ("Right") on each share of the Company's Common Stock outstanding on July 12, 1996. Each Right, when exercisable, entitles the holder to purchase from the Company one one-hundredth of a share of Preferred Stock, par value $0.001 per share, of the Company at a price of $100.00, subject to adjustments in certain cases to prevent dilution.

           The Rights will become exercisable (with certain limited exceptions provided in the Rights agreement) following the 10th day after (a) a person or group announces acquisition of 15 percent or more of the Company's Common Stock, (b) a person or group announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 15 percent or more of the Company's Common Stock, (c) the filing of a registration statement for any such exchange offer under the Securities Act of 1933, as amended, or (d) the Company's board of continuing directors determines that a person is an "adverse person," as defined in the Rights agreement.